UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 16, 2014

OBJ Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-166064 (Commission File Number)	27-1070374 (IRS Employer Identification No.)

1707 Post Oak Blvd. Suite 215
Houston, TX 77056
(Address of principal executive offices) (Zip Code)

(832) 900-9366
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 16, 2014, the Company appointed Daniel Miller as a director of the Board of Directors. Mr. Daniel Miller is 54 years old.

Mr. Miller is Managing Director of SeedBoom, a provider of strategic consulting services to fast growth companies. He was formerly Chief Revenue Officer of MobileBits Corporation, a leading provider of mobile engagement solutions to brands and retailers.

Mr. Miller has helped scores of entrepreneurs’ to start-up, organize, systemize, grow and exit their businesses.  He has become well known as a speaker and an expert on using technology and people to make companies more efficient and competitive.  With his diverse background as an entrepreneur, investor and advisor, Mr. Miller is able to leverage his unique insights to help other entrepreneurs reach their goals.

Prior to leading MobileBits, Mr. Miller was Co-Founder and CEO of MOVO Mobile. MOVO was a leading provider of mobile marketing solutions to brands and agency partners. MOVO was acquired by INgage Networks in October 2006. INgage is a leading provider of Enterprise Social Networking solutions to government, media and enterprise customers.

Prior to MOVO, Mr. Miller was founder and President of PlanetResume. PlanetResume was an early pioneer and leading provider of Internet recruitment advertising services focusing on the IT marketplace. PlanetResume grew from a start-up in 1994 to a thriving, profitable company with regional offices in Boston, Washington DC, Charlotte, and San Francisco, and with clients including, State Street Bank, PriceWaterHouseCoopers, Cerent Corp. and Charles Schwab. PlanetResume merged with CareerShop.com in 1999, and was subsequently acquired by Personnel Group of America in June 2000.

Prior to founding PlanetResume, Mr. Miller was a Principal and Senior Vice President of Sales & Marketing of Software House, Inc., a leading provider of facility access control security systems sold worldwide to Fortune 500 and governmental customers. In the summer of 1994, Sensormatic Corp., a division of TYCO Industries (NYSE:TYC), acquired Software House.

Mr. Miller graduated with a BA from Brandeis University in the Boston area.  He completed the EO/MIT Entrepreneurial Masters Program at MIT.  Mr. Miller was an active member of The Young Entrepreneurs Organization (YEO) and is a former President of the Boston YEO chapter.

As an Angel Investor, Mr. Miller has previously invested in Pongo Software, INgage Networks, AvidXchange, Sparksfly Technologies, iZipLine, Real Digital Media, CliniPace, MotivApp and MobileBits Corp.

Mr. Miller is the Chairman of Pongo Software, an ecommerce provider of resume and career management software solutions. He also serves on the Boards of Startup Florida Ventures, Real Digital Media, SEOEngine.com, iZipLine.com, MotivApp.com, and Abbeton Accelerator Funds.

Mr. Miller lives in St. Petersburg Florida area.  He is a 2nd Degree Black Belt of Tae-Kwon-Do Karate and enjoys running, biking and eating along the Gulf Coast.

Mr. Miller does not have a written employment agreement or other compensatory agreement in place with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 18, 2014

OBJ Enterprises, Inc.

By:	/s/ Daniel H. Hammett
Danny Hammett, Chairman